UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 27, 2011

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2011, Yongye International, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with MSPEA Agriculture Holding Limited (“MSPEA”) and the Company’s largest shareholder, Full Alliance International Limited (“Full Alliance”). Under this agreement, MSPEA will, subject to various terms and conditions, purchase from the Company 5,681,818 shares (the “Purchased Shares”) of series A convertible preferred stock, par value US$0.001 (the “Preferred Shares”), of the Company, for an aggregate purchase price of US$50 million.

On May 31, 2011, the Company issued a press release regarding the transaction, a copy of which is filed herewith as Exhibit 99.1.  Further details regarding these agreements and transactions are set forth below.

Securities Purchase Agreement

The Preferred Shares Purchase

On May 29, 2011, the Company entered into the Securities Purchase Agreement with MSPEA and Full Alliance, pursuant to which MSPEA will, subject to the terms and conditions contained therein, purchase the Purchased Shares for an aggregate purchase price of $50 million. The terms of the Purchased Shares will be set forth in the Certificate of Designation described below. The purchase of the Purchased Shares will close following satisfaction or waiver of all of the closing conditions set forth in the Securities Purchase Agreement.

Governance Arrangements

Pursuant to the Securities Purchase Agreement and the Certificate of Designation, MSPEA will be entitled to designate Mr. Homer Sun to the Company’s board of directors. After such designee ceases to be a director of the Company, for as long as at least 25% of the Preferred Shares are outstanding, the holders of at least a majority of the outstanding Preferred Shares are similarly entitled to elect one director to the Company’s board of directors.

In addition, pursuant to the Certificate of Designation, for so long as MSPEA and its affiliates beneficially own at least 25% of the Preferred Shares, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Shares voting as a separate class, given in person or by proxy, either in writing or at a meeting (such matters, including but not limited to the following, are referred to hereinafter as the “Veto Rights”):

•
amend its Articles of Incorporation or Bylaws of the Company or any subsidiary in a manner so as to adversely affect the power, rights or privilege of the holders of the Preferred Shares, or the Certificate of Designation;

•	increase the authorized or issued amount of any class or series of stock of the Company that is senior to the Preferred Shares or that would constitute a Material Transaction described below;

•
declare a dividend or distribution to any class or series of stock junior to the Preferred Shares or permit any entity directly or indirectly controlled by the Company to purchase or redeem any shares of stock junior to the Preferred Shares;

•	authorize or effect any stock dividend, forward stock split, combination or other like changes with respect to the Company or any subsidiary;

•	reclassify the outstanding securities of the Company or any of its subsidiaries in a manner so as to adversely affect the power, right or privilege of the holders of the Preferred Shares;

•
enter into any contract, agreement, understanding or other arrangement that would directly or indirectly constitute a Material Transaction.  For this purpose a Material Transaction includes, but not limited to, any of the following:

(i) change of business scope (other than integration of or expansion into agriculture-related distribution channel and products);

(ii) related party transaction exceeding $100,000;

(iii) sale of material intellectual property rights owned by the Company or its subsidiaries;

(iv) merger or acquisition transaction exceeding $3,000,000 in value or any capital expenditure by the Company or its subsidiaries exceeding $2,000,000, other than for the purpose of integration of or expansion into agriculture-related distribution channels or products;

(v) incurring of liability by the Company or its subsidiaries (other than any loan borrowed for working capital need in the ordinary course of business) exceeding $3,000,000;

(vi) sale of assets with a value exceeding $1,000,000 (other than in the ordinary course of business consistent with past practice) or sale of any equity interest in any subsidiary;

(vii) incorporation of any non-wholly-owned subsidiary in which the Company owns less than 95% equity interest, or change the ownership in any subsidiary such that the Company would own less than 95% equity interest, in each case outside the business scope, other than integration of or expansion into agriculture-related distribution channel and products;

(viii) issuance of securities other than for the purpose of integration of or expansion into agriculture-related distribution channels and products or administering a management equity incentive plan approved by the compensation committee of the Company’s board of directors; or

(ix) change in auditor or material change in accounting policies.

Transfer Restrictions

MSPEA will not be permitted to transfer any Preferred Shares to any competitor of the Company without the prior written consent of the Company.

Purchase Rights

For so long as MSPEA continues to beneficially own any Preferred Shares, it will have the right to participate, on an as-converted basis, in any pro rata grant, issuance, or sale by the Company of any equity securities or other property to the record holders of any class of the Company’s common stock.

Closing Conditions

Appointment of Director. The closing of the issuance of the Purchased Shares is conditioned upon the MSPEA board member nominee being appointed and MSPEA receiving satisfactory evidence of such appointment.

Receipt of Employment and Non-competition/Confidentiality Agreements. The closing of the issuance of the Purchased Shares is conditioned upon the execution of employment, confidentiality and non-competition agreements concerning certain key senior managers of the Company and its subsidiaries and the undertaking of certain non-competition obligations by the shareholders of Full Alliance.

Other Closing Conditions. Satisfaction or waiver of other customary conditions, including compliance with covenants and the truth and correctness of representations and warranties provided in the Securities Purchase Agreement, including that no material adverse effect shall have occurred with respect to the Company and its subsidiaries prior to the closing of the issuance of the Purchased Shares, renewal of the Company’s D&O insurance coverage at agreed upon levels and NASDAQ having approved the Company’s application to list shares of common stock issuable upon conversion of the Purchased Shares.

Post-Closing Covenants

After the closing, the Company is obligated to, among other things, (a) on or prior to December 31, 2011, obtain exploration rights, mining rights, and environmental evaluation approval of the lignite coal mine in Wuchuan County, (b) obtain environmental, land, and production approvals from the relevant PRC authorities for the production of certain fertilizer and feed products, and (c) register with the relevant Administration for Foreign Exchange the previous grant of restricted shares to the Company’s employees.

Termination

The Securities Purchase Agreement may be terminated at any time prior to closing in certain circumstances, including:

•	by mutual written consent of MSPEA, the Company and Full Alliance;

•	by either party if closing does not occur within twenty business days after the signing of the Securities Purchase Agreement;

•
by MSPEA if one or more of the pre-closing conditions to MSPEA’s obligation to close has not been fulfilled on or prior to June 10, 2011, or by the Company if one or more of the pre-closing conditions to the Company’s obligation to close has not been fulfilled on or prior to June 10, 2011 as a result of any failure by MSPEA;

•
by MSPEA if the Company or Full Alliance is in breach of any of its representations, warranties or material covenants, and such breach is not curable, or has not been cured within 30 days of receipt of notice thereof; or

•	by the Company if MSPEA is in breach of any of its representations, warranties or material covenants, and such breach is not curable, or has not been cured within 30 days of receipt of notice thereof.

Fees and Expenses

Following closing, the Company will pay 50% of the fees and expenses of MSPEA associated with the transaction incurred, and a pre-payment of such fees and expenses of $600,000 will be deducted from the purchase price of the Preferred Shares at closing.

Certificate of Designation

General

The Company does not currently have any shares of preferred stock issued and outstanding, and, therefore, the Preferred Shares will be the Company’s most senior equity security. The Preferred Shares will be convertible into shares of the Company’s common stock at the conversion price described below. The Purchased Shares have no stated maturity; however, the Preferred Shares are subject to automatic conversion (with a related redemption feature) by the Company and optional redemption at the election of the holders in certain circumstances as described below.

Ranking

The Preferred Shares will have an initial liquidation preference of $8.80 per share and will rank senior to the Company’s common stock and any other stock that is created after the Preferred Shares with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

The Preferred Shares will be equity interests in the Company and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, its indebtedness will effectively rank senior to the Preferred Shares, and the holders of the indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Purchased Shares.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s Preferred Shares plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its Preferred Shares.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Shares, the amounts paid to the holders of Preferred Shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Shares, including those issued as dividends, means the initial liquidation preference of $8.80 per share plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the Preferred Shares then the holders of the Company’s other stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Dividends

Dividends will accrue on the Preferred Shares on an annual basis. Dividends will be paid in the form of additional Preferred Shares at a rate of three to seven percent, according to the following formula:

The Preferred Dividend Rate will be equal to 7% - [VWAP – 8.8] x 2 / 310], where VWAP equals the one-year volume weighted average share price during the 365-day period immediately prior to the applicable date of determination.

Holders of Preferred Shares will also receive, on an as-converted basis, any dividends or distributions that the Company may make on any shares of common stock.  No dividends or distributions shall be paid to any shares of stock ranking junior to the Preferred Shares other than the common stock.

Conversion; Anti-Dilution Adjustments

Each Preferred Share will be convertible into the Company’s common stock in an amount equal to the then applicable liquidation preference of the Preferred Shares (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price is $8.80 per share and is subject to customary anti-dilution adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations or future issuances of other Company securities.

Additionally, the conversion price may be adjusted to the extent that the Company exceeds or falls below certain net income targets, provided that (i) the conversion price, as adjusted, shall not exceed $15.00 per share, and (ii) the sum of all shares of common stock issuable to the holders of Purchased Shares as a result of conversions, dividends, or distributions, or common stock acquired under the Stockholders’ Agreement described below shall not exceed 9,869,205, or 19.99% of the total number of shares of common stock outstanding on the date of execution of the Securities Purchase Agreement (the “Cap”).  Each holder of Preferred Shares is entitled to a proportional share of the common shares represented by the Cap, allocated in accordance with their initial purchase of Preferred Shares by the Company and as subsequently agreed among the transferor and transferee of Preferred Shares thereafter and notified to the Company pursuant to the terms of the Preferred Shares.

The net income targets (the “Income Targets”) referenced above are: $84 million for fiscal 2011, $210 million for the cumulative period of fiscal 2011 through fiscal 2012, $399 million for the cumulative period of fiscal 2011 through fiscal 2013, and $682.5 million for the cumulative period of fiscal 2011 through fiscal 2014.

Notwithstanding the above, the Income Targets and applicable conversion price may be further adjusted to account for any dilutive effect that future issuances of the Company’s securities may have on the holders of the Preferred Shares.

  Automatic Conversion

On the fifth anniversary of the issuance of the Preferred Shares, all Preferred Shares automatically convert into common stock at the then applicable conversion price.  In the event such conversion would result in the Cap being exceeded with respect to the holder thereof, the remaining unconverted Preferred Shares will be redeemed by the Company at $0.001 per share.

Voting Rights

The holders of the Preferred Shares will be entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Shares will be entitled to the number of votes as the number of shares of common stock as the Preferred Shares is convertible into, calculated based upon the higher of (i) the applicable conversion price, or (ii) the greater of (x) $3.75 per share, the last closing bid price of the Company’s common stock and (y) US$4.66 per share, the book value per share of the Company’s common stock, in the cases of both (x) and (y) immediately prior to the signing of the Securities Purchase Agreement.

In addition, for as long as MSPEA and its affiliates beneficially own an aggregate of at least 25% of the Preferred Shares, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding Purchased Shares voting as a separate class, given in person or by proxy, either in writing or at a meeting, approve any matter constituting a Veto Right.

Redemption

Holders of the Preferred Shares have the right to require the Company to redeem all or a portion of the outstanding Preferred Shares upon the occurrence of certain conditions, including: (i) a material breach of certain key obligations under the Securities Purchase Agreement and related transaction documents, (ii) the failure to remain current in the Company’s securities filings, (iii) the failure to obtain certain exploration rights and recover amounts paid for such rights, and (iv) the discontinuation of Mr. Zishen Wu as CEO of the Company prior to December 31, 2014.  In such cases, the redemption price for the Purchased Shares would be equal to an amount that would yield a total internal rate of return of 30% on the purchase price for the Preferred Shares submitted for redemption.

Holders of the Preferred Shares are also entitled to redeem all or a portion of their Preferred Shares if (i) the quotient of the Company’s aggregate earnings per share in any six rolling consecutive quarters from the first quarter of 2010 onwards divided by the aggregate amount of the earnings per share of the corresponding periods in the prior year is less than 120%, and (ii) net income of any fiscal year between 2011 and 2014 is less than the relevant Income Threshold for such year. In such cases, the redemption price for the Purchased Shares would be equal to an amount that would yield a total internal rate of return of 20% on the purchase price for the Preferred Shares submitted for redemption.  The “Income Threshold” referenced above is: US$75 million for the fiscal year 2011, US$101 million for the fiscal year 2012, US$121 million for the fiscal year 2013 and US$145 million for the fiscal year 2014, subject to adjustment to account for any dilutive effect that future issuances of the Company’s securities may have on the holders of the Preferred Shares.

Stockholders’ Agreement

In connection with the Securities Purchase Agreement, Full Alliance and MSPEA will enter into a Stockholders’ Agreement at closing. Pursuant to the agreement, Full Alliance agrees not to transfer or dispose of an aggregate of 5,600,000 shares of common stock pledged to MSPEA (the “Pledged Shares”) without the prior written consent of MSPEA until the earliest of (i) the conversion of all of the Preferred Shares into shares of common stock and the sale of all of the underlying shares of common stock, (ii) the redemption of all of the Purchased Shares or (iii) the fifth anniversary of the date of the agreement.

In the event that the Company’s net income falls below the relevant Income Targets and the Company has engaged in certain additional issuances of Company’s equity securities not approved in writing by holders of a majority of the Preferred Shares outstanding, if the Certificate of Designation does not allow for an increase in the applicable Income Target in calculating any adjustments to the conversion price of the Purchased Shares, Full Alliance agreed to transfer to MSPEA or its affiliates, for total consideration of $1, such amount of shares of common stock held by Full Alliance that MSPEA would otherwise receive upon conversion of its Purchased Shares, had the applicable Income Target been increased. Notwithstanding the above, the total amount of shares transferable from Full Alliance to MSPEA or its affiliates under the terms of the Stockholders’ Agreement is subject to the Cap.

Full Alliance also agreed that, so long as MSPEA and its affiliates own at least 10% of the outstanding Preferred Shares, it will not, without the prior written consent of MSPEA, enter into any business that competes with the business of the Company and its subsidiaries or persuade, solicit, or encourage any management or key employee of the Company or its subsidiaries to terminate employment with the Company or its subsidiaries.

Share Pledge

In connection with the Stockholders’ Agreement, Full Alliance will pledge (the “Share Pledge”) at closing the Pledged Shares to guarantee its obligations under the Stockholders’ Agreement described in more detail below. Pursuant to the terms of the pledge agreement, Full Alliance agreed to appoint MSPEA as attorney-in-fact for the Pledged Shares with full power to vote and dispose of the Pledged Shares in the event Full Alliance fails to abide by the transfer restrictions or conversion adjustment transfers set forth in the Stockholders’ Agreement as described above (the “Guaranteed Obligations”).

The Share Pledge is binding upon the parties until the payment and satisfaction of all the Guaranteed Obligations and the Pledgor’s obligations under the pledge agreement.

Registration Rights Agreement

The common stock underlying the Purchased Shares and any additional shares of common stock acquired by MSPEA or its affiliates (the “Registrable Securities”) are entitled to registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between the Company and MSPEA. The Company is required to file a shelf registration statement within 30 days after the closing of the Securities Purchase Agreement. Such shelf registration statement shall be declared effective no later than 90 days from the filing date. In the event that not all of the Registrable Securities are included in the shelf registration statement, the Company may also be required to file up to three demand registration statements for an aggregate of at least 1 million shares of common stock in each registration. If the Company breaches certain of its obligations under the Registration Rights Agreement (including any of those related to the requirement to timely file registration statements and including the common stock issuable upon conversion of the Purchased Shares in any applicable registration statement), the Company will be obligated to pay liquidated damages, up to a maximum of 5% of MSPEA’s total investment.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Securities Purchase Agreement, the Company has agreed to sell to MSPEA the Purchased Shares. The offer of the Purchased Shares (and the common shares issuable upon the conversion thereof) through the Securities Purchase Agreement was made in reliance on a safe harbor from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder. The terms of conversion of the Purchased Shares are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

A copy of the Securities Purchase Agreement, Certificate of Designation, Stockholders’ Agreement, Pledge Agreement and Registration Rights Agreement are incorporated herein by reference and are filed as Exhibits 10.1, 3.3, 10.2, 10.3, and 4.1, respectively, to this Form 8-K. The description of the transactions contemplated by the Securities Purchase Agreement, and the Company and Full Alliance’s obligations under the Certificate of Designation, Stockholders’ Agreement, Pledge Agreement, and Registration Rights Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 7.01	Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Mr. Zishen Wu (Chairman & CEO) intends to purchase up to $3.0 million worth of shares of the Company’s Common Stock in open market transactions pursuant to a Rule 10b5-1 plan. On May 31, the Company issued a press release regarding Mr. Zishen Wu’s intention, a copy of which is filed herewith as Exhibit 99.2.

Item 8.01	Other Events.

To enhance transparency and provide investors with more visibility into the operations of the Company's business, the Company has decided to voluntarily disclose the detailed breakdowns of the revenue figures and the branded store numbers by province as follows:

Sales by Province or Region
Revenue RMB (Million)
	2009 Revenue					Branded Store
	Q1	Q2	Q3	Q4	2009	Year end

Province or Region
Hebei/Beijing/Tianjin	33.4	128.3	25.1	12.1	199.0	1,894
Inner Mongolia	11.9	66.9	31.6	16.4	126.8	660
Shandong	8.8	1.0	11.6	15.8	37.3	1,216
Guangdong/Hainan	-	-	44.6	6.3	50.9	75
Henan	0.1	1.4	13.8	-	15.3	844
Liaoning/Heilongjiang/Jilin	0.4	0.6	14.0	0.3	15.3	315
Xinjiang	11.8	89.2	5.0	3.5	109.4	356
Hubei/Hunan	17.1	9.7	13.0	1.0	40.8	2,082
Gansu/Qinghai	0.4	16.5	10.2	1.8	28.8	119
Jiangsu	0.1	0.0	14.6	5.3	20.0	439
Shanxi	-	-	16.1	1.5	17.5	167
Anhui	-	2.4	0.1	0.5	3.0	417
Shaanxi	0.2	0.0	0.0	1.5	1.8	25
Sichuan/Chongqing	-	-	0.1	1.4	1.5	201
Jiangxi/Fujian	-	0.1	0.3	0.5	0.9	100
Yunnan/Guizhou	0.1	-	0.2	0.7	0.9	66
Zhejiang	-	-	-	-	-	-
Guangxi	-	-	-	-	-	-
Ningxia	0.2	0.1	0.0	0.4	0.7	134
Shanghai	-	-	-	-	-	-
Others	1.0	-	-	-	1.0	-
Total	85.4	316.3	200.3	69.1	671.0	9,110

Sales by Province or Region
Revenue RMB (Million)

	2010 Revenue					Branded Store
	Q1	Q2	Q3	Q4	2010	Year end

Province or Region
Hebei/Beijing/Tianjin	30.1	191.1	144.1	52.6	417.9	3,532
Inner Mongolia	15.0	77.7	49.0	21.2	162.8	501
Shandong	19.4	64.3	46.7	5.6	136.0	3,198
Guangdong/Hainan	21.0	50.7	20.3	33.7	125.7	641
Henan	3.4	33.8	48.9	12.8	98.9	1,920
Liaoning/Heilongjiang/Jilin	9.7	56.3	32.0	6.4	104.4	1,231
Xinjiang	10.5	30.0	25.0	3.5	69.0	1,395
Hubei/Hunan	28.0	16.6	13.3	3.4	61.4	3,040
Gansu/Qinghai	4.3	36.8	12.6	1.8	55.5	887
Jiangsu	6.2	26.2	4.6	8.7	45.7	1,186
Shanxi	5.0	17.2	11.3	7.5	41.0	1,106
Anhui	7.9	-	34.3	4.4	46.5	1,222
Shaanxi	0.8	2.4	16.4	4.8	24.4	1,443
Sichuan/Chongqing	2.0	3.0	13.8	5.5	24.3	691
Jiangxi/Fujian	1.7	0.8	5.1	6.3	14.0	666
Yunnan/Guizhou	1.5	2.6	8.0	3.5	15.6	620
Zhejiang	1.1	1.0	-	0.4	2.4	138
Guangxi	1.2	0.4	0.8	1.4	3.8	184
Ningxia	0.8	0.1	0.1	-	1.0	427
Shanghai	-	-	-	-	-	8
Others	0.8	0.0	0.0	0.0	0.8	-
Total	170.5	611.0	486.5	183.3	1,451.2	24,036

Sales by Province or Region
Revenue RMB (Million)

	2011 Revenue	Branded Store
	Q1	Quarter End

Province or Region
Hebei/Beijing/Tianjin	36.3	3,734
Inner Mongolia	14.7	530
Shandong	30.1	3,391
Guangdong/Hainan	19.7	807
Henan	18.7	2,000
Liaoning/Heilongjiang/Jilin	22.4	1,418
Xinjiang	12.5	1,669
Hubei/Hunan	18.5	2,607
Gansu/Qinghai	10.5	959
Jiangsu	18.6	1,386
Shanxi	9.5	1,198
Anhui	21.9	1,350
Shaanxi	43.7	1,550
Sichuan/Chongqing	18.5	834
Jiangxi/Fujian	14.2	809
Yunnan/Guizhou	19.0	820
Zhejiang	-	150
Guangxi	1.4	341
Ningxia	0.2	445
Shanghai	-	8
Others	-	-
Total	330.4	26,006

Lignite Coal Resources

As previously disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2010, the Company entered into an agreement with Wuchuan Shuntong Humic Acid Trading Company Ltd (“Wuchuan Shuntong”) in 2010 to acquire the rights to explore, develop and produce lignite coal resources in Shangtuhai Xiang of Wuchuan County and build a lignite coal processing plant for humic acid fertilizer production in the Wuchuan Economic Development Zone (“Project for the Comprehensive Use of Lignite Coal” or the “Lignite Coal Project”). The Wuchuan County Government approved the Wuchuan Shuntong’s Lignite Coal Project on May 10, 2009 and its transfer from Wuchuan Shuntong to the Company on July 28, 2010. The Inner Mongolia Development and Reform Commission subsequently approved the change of the ownership of the Lignite Coal Project from Wuchuan Shuntong to the Company on December 3, 2010. The approvals are attached to this current report on Form 8-K. The Company is currently in the process of seeking the other government approvals required for the Lignite Coal Project.  Construction of the lignite coal processing plant with annual production capacity of 30,000 tons of humic acid plant and animal nutrients was completed at the end of 2010.

Acquisiton of Customer List in Hebei Province

As previously disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2010, the Company acquired the provincial distribution network from its former provincial level distributor in Hebei Province in July 2010.  The transaction was structured as an asset purchase through acquisition of the customer list, including the customer relationships.  The customer list is comprised of all of the sub-provincial level distributors who sell the Company’s Shengmingsu plant and animal nutrient products in Hebei Province.  Post the acquisition, the Company sells Shengmingsu products directly to the sub-provincial level distributors at provincial distribution prices that are higher than the ex-factory prices.  The purpose of this acquisition was to advance the Company’s strategy of enhancing control over its distribution network in Hebei Province. As consideration for this acquisition, the Company issued 3.6 million shares of common shares and paid an additional $3.0 million in cash.  The Company is not aware of any of the sellers having acquired beneficial ownership of more than 5% of the Company’s common stock as a result of this acquisition.

Class Action Litigation

On May 27, 2011, the Company became aware that a class action lawsuit had been filed on behalf of all purchasers of the Company’s common stock between the dates of August 11, 2010 and May 11, 2011. The case is pending in the United States District Court for the Southern District of New York as case no. 11-CV-3616. The complaint alleges that the Company and certain of its present and former officers, directors, and control persons violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended and Rule 10b-5 promulgated thereunder.

The Company has not yet filed any formal response to the claims. The Company believes the claims are without merit and plans to vigorously defend itself against the claims.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.3	Certificate of Designation
4.1	Registration Rights Agreement
10.1	Securities Purchase Agreement
10.2	Stockholders’ Agreement
10.3	Pledge Agreement
99.1	Press Release dated May 31, 2011
99.2	Press Release dated May 31, 2011
99.3	Wuchuan County Government's approval of Wuchuan Shuntong's Lignite Coal Resource Project dated May 10, 2009
99.4	Wuchuan County Government's approval of the transfer of the Lignite Coal Resource Project from Wuchuan Shuntong to Inner Mongolia Yongye Fumin Biotechnology Limited dated July 28, 2010
99.5	Inner Mongolia Government's approval of the change of the title for the Lignite Coal Resource Project from Wuchuan Shuntong to Inner Mongolia Yongye Fumin Biotechnology Limited dated December 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2011

YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu
	Name:	Zishen Wu
	Title:	President and CEO